Exhibit 99.1

FOR IMMEDIATE RELEASE
POOL CORPORATION REPORTS RECORD FIRST QUARTER RESULTS
AND INCREASES 2022 EARNINGS GUIDANCE

Highlights

•Record net sales of $1.4 billion, up 33% from Q1 2021
•Operating income of $235.7 million, up 83% from Q1 2021 with a 450 bps improvement in operating margin
•Q1 2022 diluted EPS of $4.41, an increase of 82% from Q1 2021
•Annual earnings guidance increased to $18.34 - $19.09 per diluted share from previous range of $17.19 - $17.94
______________________

COVINGTON, LA. (April 21, 2022) – Pool Corporation (Nasdaq/GSM:POOL) today reported record results for the first quarter of 2022 and increased its 2022 earnings guidance.
“The first quarter of 2022 proved to be another for the record books, marking our 36th consecutive quarter of historic revenue growth. Healthy contractor backlogs and robust demand for outdoor living products continued to drive net sales growth, and our focus on capacity creation and operating efficiency generated solid operating margin improvement and outstanding bottom line results. Throughout the quarter, inflationary pressures and supply chain constraints persisted, but our skilled execution allowed us to deliver remarkable results once again. I am proud of our POOLCORP teams around the world, who continue to demonstrate resilience in a rapidly evolving global environment,” commented Peter D. Arvan, president and CEO.
Net sales increased 33% in the first quarter of 2022 to a record $1.4 billion compared to $1.1 billion in the first quarter of 2021. This year's sales growth was realized on top of an impressive 57% sales growth in the prior year period. Base business sales grew 26%. The increase in our sales reflects continued strong demand for outdoor living products in addition to elevated price inflation of approximately 10% to 12%. Sales also benefited approximately 5% from both a pull forward of customer early buys and an extra selling day in the first quarter of 2022 compared to the first quarter of 2021.
Gross profit increased 49% to a record $447.2 million in the first quarter of 2022 from $301.1 million in the same period of 2021. Base business gross profit improved 38% over the first quarter of 2021. Gross margin increased 330 basis points to 31.7% in the first quarter of 2022 compared to 28.4% in the first quarter of 2021. Base business gross margin increased 270 basis points. Our prior year strategic initiative to build inventory benefited our gross margin in the first quarter of 2022.
Selling and administrative expenses (operating expenses) increased 23% to $211.5 million in the first quarter of 2022 compared to $172.1 million in the first quarter of 2021. Our operating expenses have increased as we expand our workforce and reward our employees through performance-based compensation. Other incremental operating expense increases relate to growth-driven facility and freight costs and increased investments in our digital transformation initiatives. As a percentage of net sales, operating expenses decreased to 15.0% in the first quarter of 2022 compared to 16.2% in the same period of 2021.
Operating income in the first quarter of 2022 increased 83%, on top of 263% growth in the prior year period. Operating income was $235.7 million compared to $129.0 million in the same period in 2021. Operating margin was 16.7% in the first quarter of 2022 compared to 12.2% in the first quarter of 2021. Base business operating margin was 16.5%, up 430 basis points from the prior year period.
We recorded a $7.3 million, or $0.18 per diluted share, tax benefit from Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, in the quarter ended March 31, 2022, compared to a tax benefit of $4.0 million, or $0.10 per diluted share, realized in the same period of 2021.

Net income increased 82% to $179.3 million in the first quarter of 2022 compared to $98.7 million in the first quarter of 2021. Earnings per diluted share increased 82% to $4.41 in the first quarter of 2022 compared to $2.42 in the same period of 2021. Without the impact from ASU 2016-09 in both periods, earnings per diluted share was $4.23 in the first quarter of 2022 compared to $2.32 in the first quarter of 2021.

On the balance sheet at March 31, 2022, total net receivables, including pledged receivables, increased 39% compared to March 31, 2021, driven by our sales growth and recent acquisitions. Inventory levels increased 68% to $1.6 billion compared to March 31, 2021. We increased our purchasing beginning in the second half of 2021 to alleviate the impact of longer lead times from our vendors and ensure product availability for our customers. Our inventory balance also reflects impacts from inflation and recent acquisitions. Total debt outstanding was $1.5 billion at March 31, 2022, a $1.1 billion increase from total debt at March 31, 2021. We utilized debt proceeds to fund investments in working capital and our 2021 acquisitions.
Net cash used in operations was $208.1 million in the first three months of 2022 compared to net cash provided by operations of $77.1 million in the first three months of 2021. The decrease in our operating cash flows was driven by incremental net working capital outflows, which reflect increased inventory purchases and other working capital changes due to our sales growth and recent acquisitions. In addition, our operating cash flows were impacted by federal tax payments of $79.5 million in the first quarter of 2022, which were allowed to be deferred and included in accrued expenses and other liabilities at December 31, 2021. Adjusted EBITDA (as defined in the addendum to this release) increased 78% to $249.0 million for the three months ended March 31, 2022 compared to $140.1 million in the same period of the prior year.
“We are raising our annual earnings guidance range to $18.34 to $19.09 per diluted share, including the impact of year-to-date tax benefits of $0.18, to reflect our confidence in our industry's dynamics, which supports the sustained momentum and long-term growth of our business. Our previous earnings guidance range was $17.19 to $17.94, including an estimated $0.19 tax benefit. As we dive into the 2022 swimming pool season, we remain focused on our operating priorities and delivering a best-in-class customer experience,” said Arvan.
POOLCORP is the world’s largest wholesale distributor of swimming pool and related backyard products. POOLCORP operates 414 sales centers in North America, Europe and Australia, through which it distributes more than 200,000 national brand and private label products to roughly 120,000 wholesale customers. For more information, please visit www.poolcorp.com.
This news release includes “forward-looking” statements that involve risks and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “should” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including impacts on our business from the COVID-19 pandemic and the extent to which home-centric trends will continue, accelerate or reverse; the sensitivity of our business to weather conditions; changes in the economy, consumer discretionary spending, the housing market or inflation rates; our ability to maintain favorable relationships with suppliers and manufacturers; competition from other leisure product alternatives or mass merchants; our ability to continue to execute our growth strategies; excess tax benefits or deficiencies recognized under ASU 2016-09 and other risks detailed in POOLCORP’s 2021 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings filed with the Securities and Exchange Commission (SEC) as updated by POOLCORP's subsequent filings with the SEC.

CONTACT:
Curtis J. Scheel
Director of Investor Relations
985.801.5341
curtis.scheel@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021
Net sales	$1,412,650	$1,060,745
Cost of sales	965,461	759,614
Gross profit	447,189	301,131
Percent	31.7%	28.4%

Selling and administrative expenses	211,466	172,100
Operating income	235,723	129,031
Percent	16.7%	12.2%

Interest and other non-operating expenses, net	5,198	2,582
Income before income taxes and equity in earnings	230,525	126,449
Provision for income taxes	51,322	27,869
Equity in earnings of unconsolidated investments, net	58	75
Net income	$179,261	$98,655

Earnings per share attributable to common stockholders: (1)
Basic	$4.46	$2.45
Diluted	$4.41	$2.42
Weighted average common shares outstanding:
Basic	39,932	40,215
Diluted	40,392	40,846

Cash dividends declared per common share	$0.80	$0.58

(1)    Earnings per share under the two-class method is calculated using net income attributable to common stockholders (net income reduced by earnings allocated to participating securities), which was $178.2 million for the three months ended March 31, 2022. Participating securities excluded from weighted average common shares outstanding were 239,000 for the three months ended March 31, 2022.

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31,	March 31,	Change
	2022	2021	$	%

Assets
Current assets:
Cash and cash equivalents	$35,365	$27,078	$8,287	31%
Receivables, net (1)	195,951	122,938	73,013	59
Receivables pledged under receivables facility	483,976	364,664	119,312	33
Product inventories, net (2)	1,641,155	977,228	663,927	68
Prepaid expenses and other current assets	42,310	25,390	16,920	67
Total current assets	2,398,757	1,517,298	881,459	58

Property and equipment, net	180,504	109,830	70,674	64
Goodwill	688,350	267,914	420,436	157
Other intangible assets, net	310,848	11,854	298,994	2,522
Equity interest investments	1,184	1,305	(121)	(9)
Operating lease assets	260,285	209,036	51,249	25
Other assets	42,213	24,456	17,757	73
Total assets	$3,882,141	$2,141,693	$1,740,448	81%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$685,946	$634,998	$50,948	8%
Accrued expenses and other current liabilities	179,552	134,670	44,882	33
Short-term borrowings and current portion of long-term debt	21,265	12,409	8,856	71
Current operating lease liabilities	71,685	61,265	10,420	17
Total current liabilities	958,448	843,342	115,106	14

Deferred income taxes	40,944	31,134	9,810	32
Long-term debt, net	1,483,808	420,762	1,063,046	253
Other long-term liabilities	32,940	38,945	(6,005)	(15)
Non-current operating lease liabilities	191,723	149,582	42,141	28
Total liabilities	2,707,863	1,483,765	1,224,098	82
Total stockholders’ equity	1,174,278	657,928	516,350	78
Total liabilities and stockholders’ equity	$3,882,141	$2,141,693	$1,740,448	81%

(1)The allowance for doubtful accounts was $6.0 million at March 31, 2022 and $4.7 million at March 31, 2021.
(2)The inventory reserve was $19.8 million at March 31, 2022 and $13.7 million at March 31, 2021.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2022	2021	Change
Operating activities
Net income	$179,261	$98,655	$80,606
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	7,663	6,884	779
Amortization	2,192	421	1,771
Share-based compensation	3,657	3,837	(180)
Equity in earnings of unconsolidated investments, net	(58)	(75)	17
Other	5,777	2,723	3,054
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(303,400)	(199,672)	(103,728)
Product inventories	(306,582)	(200,185)	(106,397)
Prepaid expenses and other assets	(23,330)	(5,507)	(17,823)
Accounts payable	287,449	369,665	(82,216)
Accrued expenses and other current liabilities	(60,738)	367	(61,105)
Net cash (used in) provided by operating activities	(208,109)	77,113	(285,222)

Investing activities
Acquisition of businesses, net of cash acquired	—	(683)	683
Purchases of property and equipment, net of sale proceeds	(9,159)	(8,839)	(320)
Net cash used in investing activities	(9,159)	(9,522)	363

Financing activities
Proceeds from revolving line of credit	564,288	342,500	221,788
Payments on revolving line of credit	(604,960)	(308,656)	(296,304)
Proceeds from term loan under credit facility	250,000	—	250,000
Proceeds from asset-backed financing	155,000	110,000	45,000
Payments on asset-backed financing	(50,000)	(125,000)	75,000
Payments on term facility	(2,313)	(2,313)	—
Proceeds from short-term borrowings and current portion of long-term debt	10,277	4,280	5,997
Payments on short-term borrowings and current portion of long-term debt	(784)	(3,740)	2,956
Payments of deferred and contingent acquisition consideration	(1,374)	(362)	(1,012)
Proceeds from stock issued under share-based compensation plans	3,135	2,912	223
Payments of cash dividends	(32,132)	(23,299)	(8,833)
Purchases of treasury stock	(62,420)	(71,516)	9,096
Net cash provided by (used in) financing activities	228,717	(75,194)	303,911
Effect of exchange rate changes on cash and cash equivalents	(405)	553	(958)
Change in cash and cash equivalents	11,044	(7,050)	18,094
Cash and cash equivalents at beginning of period	24,321	34,128	(9,807)
Cash and cash equivalents at end of period	$35,365	$27,078	$8,287

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded component (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2022	2021	2022	2021	2022	2021
Net sales	$1,328,126	$1,057,782	$84,524	$2,963	$1,412,650	$1,060,745

Gross profit	413,278	300,439	33,911	692	447,189	301,131
Gross margin	31.1%	28.4%	40.1%	23.4%	31.7%	28.4%

Operating expenses	193,927	171,285	17,539	815	211,466	172,100
Expenses as a % of net sales	14.6%	16.2%	20.8%	27.5%	15.0%	16.2%

Operating income (loss)	219,351	129,154	16,372	(123)	235,723	129,031
Operating margin	16.5%	12.2%	19.4%	(4.2)%	16.7%	12.2%

We have excluded the following acquisitions from our base business results for the periods identified:

Acquired	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
Porpoise Pool & Patio, Inc.	December 2021	1	January - March 2022
Wingate Supply, Inc.	December 2021	1	January - March 2022
Vak Pak Builders Supply, Inc.	June 2021	1	January - March 2022
Pool Source, LLC	April 2021	1	January - March 2022
TWC Distributors, Inc.	December 2020	10	January - February 2022 and January - February 2021

When calculating our base business results, we exclude sales centers that are acquired, closed or opened in new markets for a period of 15 months. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers.
We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.
The table below summarizes the changes in our sales center count in the first three months of 2022.

December 31, 2021	410
New locations	4
March 31, 2022	414

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest and other non-operating expenses, income taxes, depreciation, amortization, share-based compensation, goodwill and other impairments (recoveries) and equity in earnings or loss in unconsolidated investments.  Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

Adjusted EBITDA is not a measure of performance as determined by generally accepted accounting principles (GAAP). We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, net cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP.

We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental performance measure. We believe that Adjusted EBITDA, when viewed with our GAAP results and the accompanying reconciliations, provides an additional measure that enables management and investors to monitor factors and trends affecting our ability to service debt, pay taxes and fund capital expenditures.
The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended
(in thousands)	March 31,
	2022	2021
Net income	$179,261	$98,655
Add:
Interest and other non-operating expenses (1)	5,198	2,582
Provision for income taxes	51,322	27,869
Share-based compensation	3,657	3,837
Equity in earnings of unconsolidated investments, net	(58)	(75)
Depreciation	7,663	6,884
Amortization (2)	1,977	340
Adjusted EBITDA	$249,020	$140,092
(1)Shown net of losses on foreign currency transactions of $76 and $13 for the three months ended March 31, 2022 and March 31, 2021, respectively, and includes amortization of deferred financing costs as discussed in Note 2 below.
(2)Excludes amortization of deferred financing costs of $215 and $81 for the three months ended March 31, 2022 and March 31, 2021, respectively. This non-cash expense is included in Interest and other non-operating expenses, net on the Consolidated Statements of Income.